UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 15, 2016

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

133 E. Warm Springs Road, Ste 102 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2016, Nevada Gold & Casinos, Inc. (the “Company”) entered into a Director Nomination Agreement (the “Agreement”) with Esplanade Capital Partners I LLC (“Esplanade”), Novation Companies, Inc. (“Novation”), together the “Nominating Shareholders” and two designated nominees, Shawn W. Kravetz and Rudolph K. Kluiber (the “Designated Nominees”) of the Nominating Shareholders. Pursuant to the Agreement:

1.	The Board of Directors of the Company (the “Board”) will increase the size of the Board from 5 to 7 members to accommodate the election of the Designated Nominees.

2.	The Company will include the Designated Nominees in the Company’s Proxy Statement, as director nominees, for the 2016 Annual Meeting of Shareholders of the Company.

3.	Esplanade and Novation will be reimbursed by the Company for their reasonable and customary legal expenses relating to the execution of the Agreement.

4.	Upon his election as a director, Shawn W. Kravetz shall be appointed to the Corporate Governance and Nominating Committee of the Board.

5.	The Nominating Shareholders will vote in favor of the Board’s director nominees at the 2016 Annual Shareholder Meeting and in accordance with the recommendation of the Board on all other matters brought before the meeting.

6.	The Nominating Shareholders and Messrs. Kravetz and Kluiber will comply with all corporate governance and trading policies of the Company.

7.	A copy of the Agreement is filed as Exhibit 10.1 hereto and the description above is qualified in its entirety by one full text of the Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

10.1	Director Nomination Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: August 15, 2016	By:	/s/ Michael P. Shaunnessy
Michael P. Shaunnessy
President & Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
10.1	Director Nomination Agreement
99.1	Press Release